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                                                                    EXHIBIT 10.5


                                                                   March 5, 2003

VISN Management Corp.
810 Twelfth Avenue South
Nashville, TN  37203
Attention: Wilford V. Bane

National Interfaith Cable Coalition, Inc.
74 Trinity Place
Suite 1550
New York, NY  10006
Attention: Ed Murray

Gentlemen:

This will confirm our agreement to further amend the Agreement between Odyssey Holdings, LLC (now known as Crown Media United States, LLC, hereinafter "Crown") and the National Interfaith Cable Coalition, Inc. ("NICC") dated as of November 13, 1998 (the "Programming Agreement"), which was previously amended by an amendment dated as of February 22, 2001 between Crown, NICC and VISN Management Corp. (the "Amendment"), as follows:

       1. Paragraphs 1(c) and 2(b) of the Amendment provided for payment of license fees or production funding by Crown of up to $10,000,000 per year for a Signature Series (the "Series"), co-produced by Crown and NICC. In view of the fact that production of the Series has not commenced in either 2002 or 2003 and accordingly NICC has not realized any "overhead fees" from the Series, Crown has agreed to pay NICC the sum of $3,000,000 in each of 2002 and 2003 to defer NICC's cost of maintaining its production operations during these years. As of the date of this Amendment, $3,750,000 of this amount has been paid. The remainder will be payable, upon receipt of invoice, in three installments of $750,000 each on April 1, 2003, July 1, 2003 and October 1, 2003, provided that production of the Series has not commenced. Once production of the Series commences or the Programming Agreement or Amendment are terminated pursuant to their terms, Crown's obligation to make these payments will end and Crown will be entitled to recover the previous amounts paid pursuant to this paragraph from any future amounts payable by Crown or HEI to NICC or its affiliated companies under the license agreements or production budgets for the Series.

       2. Under the Programming Agreement, NICC granted Crown certain exclusive broadcast rights to new programming produced pursuant to the Programming Agreement. These provisions in the Programming Agreement regarding exclusivity and license term (the "Program License Term") also governed programs produced pursuant to the Amendment. Notwithstanding the terms of the Programming Agreement, NICC and Crown have agreed that the period of Crown's exclusivity to the "non-dramatic" Holiday Specials described in Paragraph 1(d) of the Amendment will be determined as follows: At any time following the 60th day after the Hallmark Channel's initial telecast of a "non-dramatic" Holiday Special, NICC may submit a written request to Crown, asking that Crown waive its exclusivity to that Holiday Special. Crown will advise NICC within 15 days of receiving such request, whether it intends to rebroadcast the Special and, if so, the period during which Crown believes, in good faith, that it will need to retain its exclusivity to the Special. If Crown advises NICC that it wishes to retain exclusivity for a specified period, then Crown's rights to the Special will remain exclusive for that period and then following the specified period, will become non-exclusive for the remainder of the Program License Term. If Crown advises NICC that it does not require further exclusivity or does not respond within the 15 day period, then Crown's rights to the Special will become non-exclusive for the remainder of the Program License Term.





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Except as amended herein, the terms of the Programming Agreement and Amendment will remain in full force and effect.

Please confirm your agreement to the foregoing by countersignature where provided below.


                                               Very truly yours,
                                               Crown Media United States, LLC


                                               By: /s/ DAVID J. EVANS
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Accepted and Agreed to
VISN Management Corp.


By:  /s/ WILFORD V. BANE, JR.
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National Interfaith Cable Coalition, Inc.


By:  /s/ EDWARD J. MURRAY
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